MORGAN STANLEY DEAN WITTER ASSET MANAGEMENT

                                 CODE OF ETHICS



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(Print Name)


MORGAN STANLEY DEAN WITTER ADVISORS INC.
MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT INC.
MORGAN STANLEY DEAN WITTER INVESTMENT GROUP INC.
MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT LIMITED
MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT COMPANY
MORGAN STANLEY ASSET & INVESTMENT TRUST MANAGEMENT CO., LIMITED
MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT PRIVATE LIMITED
MORGAN STANLEY DEAN WITTER DISTRIBUTORS INC.
MILLER ANDERSON & SHERRERD, LLP
MORGAN STANLEY & CO. INCORPORATED
MAS FUND DISTRIBUTION, INC.
MORGAN STANLEY DEAN WITTER SERVICES COMPANY INC.

Effective January 29, 2001

I.       Introduction

Morgan Stanley Dean Witter Advisors Inc. ("MSDW Advisors"), Morgan Stanley Dean Witter Investment Management Inc. ("MSDWIM"), Morgan Stanley Dean Witter Investment Group Inc. ("MSDWIG"), Morgan Stanley Dean Witter Investment Management Limited ("MSDWIM-Ltd"), Morgan Stanley Dean Witter Investment Management Company ("MSDWIM-Singapore"), Morgan Stanley Asset & Investment Trust Management Co., Limited ("MSAITM-Tokyo"), Morgan Stanley Dean Witter Investment Management Private Limited ("MSDWIM-Mumbai") and Miller Anderson & Sherrerd, LLP ("MAS") (each, an "MSDW Affiliated Adviser" and collectively, the "MSDW Affiliated Advisers") are subsidiaries of Morgan Stanley Dean Witter & Co. ("MSDW"). Each MSDW Affiliated Adviser, except for MSDWIG, is an investment adviser or manager of certain registered investment companies (each a "Fund", and collectively, the "Funds"). The MSDW Affiliated Advisers also serve as investment advisers to other clients, including institutional clients and individuals (each, a "Managed Account" and collectively, the "Managed Accounts").

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This Code of Ethics (the "Code") is adopted by each MSDW  Affiliated  Adviser in keeping with the general principles and objectives set forth in Sections II. and
III. below, and to enforce the highest legal and ethical standards in light of their fiduciary obligations to the shareholders of the Funds and the Managed Accounts. It has also been adopted by: (i) Morgan Stanley Dean Witter Services Company Inc. ("Services"), a wholly owned subsidiary of MSDW Advisors; and (ii) Morgan Stanley Dean Witter Distributors Inc., and Morgan Stanley & Co. Incorporated, each a wholly-owned subsidiary of MSDW, and MAS Fund Distribution, Inc., a wholly-owned subsidiary of MAS (each, a "Distributor" and collectively, the "Distributors"), to apply to their directors, officers and employees who are Access Persons or Covered Employees (as those terms are defined in Section IV. below).

The directors, officers and employees of each MSDW Affiliated Adviser, Services and the Distributors are also referred to the "Morgan Stanley Dean Witter Code of Conduct - Securities and Asset Management Businesses" (the "Code of Conduct"), the requirements of which they are subject to.

II.      General Principles

         A.       Shareholder and Client Interests Come First

                  Every Employee (as defined in Section IV. below) of an MSDW Affiliated Adviser, Services and the Distributors owes a fiduciary duty to the shareholders of the Funds and to the Managed Accounts. This means that in every decision relating to investments, every Employee must recognize the needs and interests of the Fund shareholders and the Managed Accounts, and be certain that at all times the interests of the shareholders and other clients are placed ahead of any personal interest.

         B.       Avoid Actual and Potential Conflicts of Interest

                  The restrictions and requirements of this Code are designed to prevent behavior which actually or potentially conflicts, or raises the appearance of actual or potential conflict, with the interests of the Fund shareholders or the Managed Accounts. It is of the utmost importance that the Personal Securities Transactions (as defined in Section VI., sub-section A., below) of Employees of each MSDW Affiliated Adviser, Services and the Distributors be conducted in a manner consistent with both the letter and spirit of this Code, including these principles, to ensure the avoidance of any such conflict of interest, or abuse of an individual's position of trust and responsibility.

         C.       Avoid Undue Personal Benefit

                  Employees of each MSDW Affiliated Adviser, Services and the Distributors must ensure that they do not acquire undue personal benefit or advantage as


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               a result of the performance of their duties as they relate to the
               Funds or the Managed Accounts.

III.     Objective

         Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), makes it unlawful for certain persons associated with investment advisers or principal underwriters of investment companies to engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements or omissions of material facts, in connection with the purchase or sale of a security held or proposed to be acquired by a registered investment company. In addition, Section 204A of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), requires investment advisers to establish, maintain and enforce written policies and procedures designed to prevent misuse of material non-public information. The objective of this Code is to maintain the behavior of Employees within the general principles set forth above, as well as to prevent such persons from engaging in conduct proscribed by Rule 17j-1 under the 1940 Act and Section 204A of the Advisers Act. The designated Compliance Group for each MSDW Affiliated Adviser (each, a "Local Compliance Group") will identify all Access Persons and Covered Employees and notify them of their pre-clearance and reporting obligations at the time they become an Access Person or a Covered Employee.

IV.      Access Persons and Covered Employees

         "Access Persons" shall include all persons falling within such definition under Rule 17j-1 and, such other persons that may be so deemed by the Local Compliance Group including: (a) all directors, officers and employees of an MSDW Affiliated Adviser, Services or the Distributors (b) any employee of a company in a control (as defined in Section2(a)(9) of the 1940 Act) relationship to MSDW Affiliated Adviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities (as defined herein) by a Fund, or whose functions related to the making of any recommendations with respect to the purchases or sales; and (c) any natural person in a control relationship to an MSDW Affiliated Adviser who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Covered Securities by the Fund. However, Individuals who meet the following criteria shall not be deemed access persons: (i) directors and officers of the Distributors that do not devote substantially all of their working time to the activities of an MSDW Affiliated Adviser or Services; (ii) directors and officers of the Distributors that do not, in connection with their regular functions and duties, participate in, obtain information with respect to, or make recommendations as to, or make the purchase and sale of securities on behalf of a Fund or Managed Account; and (iii) directors and officers of Distributors that do not have access to information regarding the day-to-day investment activities of an MSDW Affiliated Adviser; such persons are, however, subject to the Code of Conduct. In addition, any Employee of MSDWIM, MSDWIG,


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          MSDWIM-Ltd., MSDWIM-Singapore,  MSAITM-Tokyo, MSDWIM-Mumbai or MAS who
          is not an officer and does not in connection with their regular functions and duties, participate in, obtain information with respect to, make recommendations as to, or make the purchase and sale of securities on behalf of a Fund or Managed Account (a "Covered Employee") shall be exempt from the requirements contained in Section VI., sub-section D.2.(a) (Initial Listing of Securities Holdings and Brokerage Accounts Report), but shall otherwise remain subject to all other provisions contained herein pertaining to Access Persons. Access Persons and Covered Employees of each MSDW Affiliated Adviser, Services or the Distributors on leave of absence will not be subject to the pre-clearance and reporting provisions of the Code, provided that during the leave period the Access Person or Covered Employee does not engage in activities of the nature described in (ii) and
          (iii) above. Access Persons and Covered Employees will be referred to collectively as "Employees" throughout this Code to the extent they are subject to the same requirements or restrictions.

V.       Grounds for Disqualification from Employment

         Pursuant to the terms of Section 9 of the 1940 Act, no director, officer or employee of an MSDW Affiliated Adviser, Services or the Distributors may become, or continue to remain, an officer, director or employee without an exemptive order issued by the Securities and Exchange Commission if such director, officer or employee:

         A. within the past ten years has been convicted of any felony or misdemeanor (i) involving the purchase or sale of any security; or (ii) arising out of their conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity Exchange Act; or

         B. is or becomes permanently or temporarily enjoined by any court from: (i) acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the Commodity Exchange Act; or (ii) engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

         It is your obligation to immediately report any conviction or injunction falling within the foregoing provisions to the Chief Legal Officer of MSDW Asset Management.

VI.      Personal Securities Transactions


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         A.       Prohibited Conduct

                  No Employee shall buy or sell any "Covered Security" (defined as all securities, including any option to purchase or sell, and any security convertible into or exchangeable for such securities, with the exception of those described in sub-section C.3.) for his/her own account or for an account in which the individual has, or as a result of the transaction acquires, any direct or indirect "beneficial ownership" (as defined in sub-section C. 4.) (referred to herein as a "Personal Securities Transaction") unless:

                    1.   pre-clearance of the transaction has been obtained; and

                    2. the transaction is reported in writing to the Local Compliance Group in accordance with the requirements of sub-section D. below.

          B.   Restrictions and Limitations on Personal Securities Transactions

                  Except where otherwise indicated, the following restrictions and limitations govern investments and personal securities transactions by Employees:

               1. Covered Securities purchased may not be sold until at least 30 calendar days from the purchase trade date and may not be sold at a profit until at least 60 calendar days from the purchase trade date. Covered Securities sold may not be repurchased until at least 30 calendar days from the sale trade date. In addition, Covered Securities sold may not be purchased at a lower price until at least 60 calendar days from the sale trade date. Any violation may result in disgorgement of all profits from the transactions as well as other possible sanctions.

                    2.   No short sales are permitted.

                    3. No transactions in options or futures are permitted, except that listed options may be purchased, and covered calls written. No option may be purchased or written if the expiration date is less than 60 calendar days from the date of purchase. No option position may be closed at a profit less than 60 calendar days from the date it is established.

                    4. No Employee may acquire any security in an initial public offering (IPO) or any other public underwriting. No Employee shall purchase shares of an investment company that is managed by an MSDW Affiliated Adviser if such investment company is not generally available to the public.


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                    5a.  Private  placements  of any kind  may only be  acquired with special permission from the Code of Ethics Review Committee (described in Section VII. below) and, if approved, will be subject to continuous monitoring by
                         the  Local   Compliance   Group  for  possible   future
                         conflict. Any Employee wishing to request approval for private placements must complete a Private Placement Approval Request Form and submit the form to the Local Compliance Group. A copy of the Private Placement Approval Request Form, which may be revised from time to time, is attached as EXHIBIT A. Where --------- the
                         Code  of   Ethics   Review   Committee   approves   any
                         acquisition of a private placement, its decision and reasons for supporting the decision will be documented in a written report, which is to be kept for five years by the Local Compliance Group after the end of the fiscal year in which the approval was granted.

                    5b. Any Employee who has a personal position in an issuer through a private placement must affirmatively disclose that interest if such person is involved in consideration of any subsequent investment decision by a Fund or Managed Account regarding any security of that issuer or its affiliate. In such event, the President or Chief Investment Officer of MSDW Asset Management shall independently determine the final investment decision. Written records of any such circumstance shall be sent to the Local Compliance Group and maintained for a period of five years after the end of the fiscal year in which the approval was granted.

                    6. U.S. Employees are permitted to trade only between the hours of 9:30 a.m. and 4:00 p.m. (Eastern Standard
                         Time).  Employees  outside the U.S. may execute  trades
                         (i) only during the time markets in the jurisdiction in which they are located are open if the trade is being executed in that market, or another market that has overlapping trading hours or (ii) in markets which open after the close of the market in which the Employee is located, by the next close of trading in that other market.

         Restriction 7a. applies only to MSDW Affiliated Advisers' portfolio managers and research analysts (and all persons reporting to portfolio managers and research analysts). Restriction 7b. applies only to personnel in the trading department of each MSDW Affiliated Adviser.

                    7a. No purchase or sale transaction may be made in any covered security or related security by any portfolio manager or research analyst (or person reporting to a portfolio manager or research analyst) for a period of seven (7) calendar days before or after that covered security or related security is bought or sold by any Fund (other than Morgan

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                    Stanley  Dean  Witter  Value-Added  Market  Series,   Morgan
                    Stanley Dean Witter Select Dimensions Investment Series - Value-Added Market Portfolio, and Morgan Stanley Dean Witter index funds, or Portfolios) or any Managed Account for which such portfolio manager or research analyst (or person reporting to a portfolio manager or research analyst) serves in that capacity.

                    7b. No purchase or sale transaction may be made in any covered security or related security traded through the appropriate MSDW Affiliated Adviser's trading desk(s) (as determined by the Local Compliance Group) by any person on that trading desk on the same day that any Fund (other than Morgan Stanley Dean Witter Value-Added Market Series, Morgan Stanley Dean Witter Select Dimensions Investment Series-Value-Added Market Portfolio, and Morgan Stanley Dean Witter index funds, or Portfolios) or any Managed Account has a pending purchase or sale order in that same covered security or related security.

                    7c. Any transaction by persons described in sub-sections 7a. and 7b. above within such enumerated period may be required to be reversed, if applicable, and any profits or, at the discretion of the Code of Ethics Review Committee, any differential between the sale price of the individual security transaction and the subsequent purchase or sale price by a relevant Fund or Managed Account during the enumerated period, will be subject to disgorgement; other sanctions may also be applied.

                    8. No Employee of an MSDW Affiliated Adviser shall purchase or sell any Covered Security which to their knowledge at the time of such purchase or sale: (i) is being considered for purchase or sale by a Fund or a Managed Account; or (ii) is being purchased or sold by a Fund or a Managed Account. With respect to MSDW Affiliated Advisers' portfolio managers and research analysts (and all persons reporting to portfolio managers and research analysts), no such persons may purchase shares of a closed-end investment company over which such person exercises investment discretions.

                  IMPORTANT: Regardless of the limited applicability of Restrictions 7.a., and 7.b., each MSDW Affiliated Adviser's Compliance Group monitors all transactions by its Employees in all locations in order to ascertain any pattern of conduct that may evidence actual or potential conflicts with the principles and objectives of this Code, including a pattern of frontrunning. The Compliance Group for each MSDW Affiliated Adviser, Services and each Distributor: (i) on a quarterly basis, will provide the Boards of Directors/Trustees of the Funds it manages with a written report that




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                    describes any issues that arose during the previous  quarter under this Code and, if applicable, any Funds' Sub-Adviser's Code of Ethics, including but not limited to, information about material violations and sanctions imposed in response to the material violations; and (ii) on an annual basis, will certify that each MSDW Affiliated Adviser, Services and each Distributor has adopted procedures reasonably necessary to prevent its Employees from violating this Code. Also, as
                    stated   elsewhere  in  this  Code,  any  violation  of  the
                    foregoing restrictions may result in disgorgement of all profits from the transactions as well as other possible sanctions.

         C.       Pre-Clearance Requirement

                  1.       Procedures

                           (a)      From Whom Obtained

                                    Subject to the limitations and restrictions
                                    set forth in sub-section B. above, all
                                    Employees are required to obtain
                                    pre-clearance of a Personal Securities
                                    Transaction by: (i) confirming that no open
                                    orders exist in the same or related security
                                    with the appropriate trading desk(s) (as
                                    determined by the Local Compliance Group);
                                    and (ii) having the transaction approved by
                                    the Local Compliance Group.

                                    Portfolio managers and research analysts (or persons reporting to portfolio managers or research analysts) seeking approval for a Personal Securities Transaction must obtain an additional approval signature from a designated Senior Portfolio Manager. Trading desk personnel at any MSDW Affiliated Adviser seeking approval for a Personal Securities Transaction must obtain an additional approval signature from their immediate supervisor.

                                    A copy of the Personal Securities
                                    Transaction Approval Form, which may be
                                    revised from time to time, is attached as EXHIBIT B.

                                    Each Local Compliance Group has implemented procedures reasonably designed to monitor purchases and sales effected pursuant to the aforementioned pre-clearance procedures.

                           (b)      Time of Pre-clearance

                                    All approved securities transactions,
                                    whether executed through an MSDW brokerage account (as defined below) or an MSDW Online account, must take place: (i) for U.S. employees, prior to




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                                    4:00 p.m. (Eastern
                                    Standard Time) on the same day that the
                                    complete pre-clearance is obtained and (ii) for Employees located outside the U.S., as described in Section VI., sub-section B.6. If the transaction is not completed on such date, a new pre-clearance must be obtained, including one for any uncompleted portion of a transaction. Post-approval is not permitted under the Code. Any trade that is determined to have been completed before approval will be considered a violation of this Code.

                           (c)      Permitted Brokerage Accounts

                                    ALL SECURITIES TRANSACTIONS MUST BE MADE
                                    THROUGH A MORGAN STANLEY DEAN WITTER
                                    BROKERAGE ACCOUNT1 (AN "MSDW BROKERAGE
                                    ACCOUNT") OR AN MSDW ONLINE ACCOUNT. NO
                                    OTHER BROKERAGE ACCOUNTS ARE PERMITTED
                                    UNLESS SPECIAL PERMISSION IS OBTAINED FROM
                                    THE LOCAL COMPLIANCE GROUP. If you maintain accounts outside of MSDW, you must transfer your accounts to an MSDW brokerage account or an MSDW Online account as soon as practical (generally thirty days or less). Failure to do so will be considered a significant violation of the Code. In the event permission to maintain an outside brokerage account is granted by the Local Compliance Group, it is the responsibility of the Employee to arrange for duplicate confirmations of all securities transactions and monthly brokerage statements to be sent to the Local Compliance Group.

                                    Prior to opening an MSDW brokerage account or an MSDW Online account, Employees must obtain approval from their Local Compliance Group. No Employee may open a brokerage account unless a completed and signed copy of an MSDW Employee Account Request Form is submitted to the Local Compliance Group for approval. No Employee may open an MSDW Online account unless a completed and signed copy of an MSDW Employee Account Request Form is submitted to the Local Compliance Group for approval. In addition, no Employee may apply electronically for an MSDW Online Account. A copy of the MSDW Employee Account Request Form, which may be revised from time to time, is attached as EXHIBIT C.

                            (d)     Personal Securities Transaction Approval
                                    Form

                                    Pre-clearance must be obtained by completing and signing the Personal Securities Transaction Approval Form provided for that



------------------------------
1 MSDW brokerage account shall mean an account with an affiliated MSDW broker in the Employee's local jurisdiction.


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                                    purpose and obtaining the proper
                                    pre-clearance signatures, as indicated in sub-section C.1.(a). The form must also indicate, as applicable, the name of the individual's Financial Advisor, the Branch Office Number, or whether the account is an MSDW Online Account, as well as other required information.

                                    If you have more than one account under your control, you must indicate on the approval sheet for which account the trade is intended. Additionally, unless your Local Compliance Group has informed you that it will obtain information directly from the MSDW affiliate(s) where you maintain your account or MSDW Online containing substantially the same information as trade confirms and account statements, please advise the MSDW affiliate(s) where you maintain your account or MSDW Online to have duplicate copies of your trade confirms and account statements sent to the Local Compliance Group for each account an Employee has, or as a result of the transaction acquires, any direct or indirect beneficial ownership. (as defined in sub-section C.4.)

                           (e)      Filing

                                    After all required signatures are obtained, the Personal Securities Transaction Approval Form must be filed with the Local Compliance Group by noon of the day following execution of the trade for filing in the respective individual's Code of Ethics file. The Employee should retain a copy for his/her records. (The Local Compliance Group will also retain a copy of the form if a pre-clearance request is denied.)

                  2. Factors Considered in Pre-Clearance of Personal Securities Transactions

                           In addition to the requirements set forth under sub-section C.1.(a) above, the Local Compliance Group and/or, if applicable, designated Senior Portfolio Manager/immediate trading room supervisor (as appropriate), in keeping with the general principles and objectives of this Code, may refuse to grant pre-clearance of a Personal Securities Transaction in their sole discretion without being required to specify any reason for the refusal. Generally, the following factors, among others, will be considered in determining whether or not to clear a proposed transaction:

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


                           (a) Whether the amount or the nature of the transaction, or the person making it, is likely to affect the price or market of security that is held by a Fund or a Managed Account.

                           (b) Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales being made or considered on behalf of any Fund or Managed Account.

                           (c) Whether the transaction is non-volitional on the part of the individual.

                  3.       Exempt Securities

                    (a) The securities listed below are exempt from: (i) the restrictions of Section VI., sub-sections B.1., B.7. and B.8.; (ii) the pre-clearance requirements of sub-section C.; and (iii) the initial, quarterly and annual reporting requirements of sub-section D. Accordingly, it is not necessary to obtain pre-clearance for Personal Securities Transactions in any of the following securities, nor is it necessary to report such securities in the quarterly transaction reports or the initial and annual securities holdings list:


                        (i)      U.S. Government Securities 2

                        (ii)     Bank Certificates of Deposit;

                        (iii)    Bankers' Acceptances;

                        (iv)     Commercial Paper;

                        (v)      High Quality Short-Term Debt Instruments
                                  (including repurchase agreements);

                        (vi)     U.S. Government Agency Securities2; and

                        (vii) Open-end investment companies (mutual funds.) (Closed-end funds must be pre-cleared and are subject to all other reporting requirements.)

               (b) Transactions in redeemable Unit Investment Trusts and purchases under an issuer's direct stock purchase plan or automatic dividend reinvestment plan are exempt from the restrictions contained in sub-sections B.1., B.7. and B.8 and the pre-clearance requirement of sub-section C., but are subject to the initial, quarterly and annual reporting requirements of sub-section D. (All Employees wishing to utilize these types of plans must submit a memorandum to the Local Compliance Group stating the name and the amount to be invested in the plan. Any



------------------------

2 For foreign offices, the equivalent shares in fixed income securities issued by the government of their respective jurisdiction; however, such securities are subject to the initial and annual reporting requirements of sub-section D.


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

                    sale   transactions  from  an
                    automatic dividend reinvestment plan must be pre-approved.)

               (c) Due to the fact that Morgan Stanley Dean Witter & Co. stock ("MWD") may not be purchased by any actively managed Fund (other than index-type funds) or any Managed Account, transactions in such stock (including exercise of stock option grants) are exempt from the restrictions of sub-section B.7. However, MWD stock holdings and transactions in MWD stock3 remain subject to the quarterly and annual reporting requirements of sub-section D. as well as the 30-day holding period restriction and the 60-day short swing profit restriction in Section B.1. (except in connection with the sale of MWD stock acquired through the exercise of employee stock options) and the pre-clearance requirements of sub-section C. The restrictions imposed by MSDW on Senior Management and other persons in connection with transactions in MWD stock are in addition to this Code, and must be observed to the extent applicable.

                  4.       Accounts Covered

                           An Employee must obtain pre-clearance for any Personal Securities Transaction if such Employee has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in the security.

                           The term "beneficial ownership" shall be interpreted with reference to the definition contained in the provisions of Section 16 of the Securities Exchange Act of 1934. Generally, a person is regarded as having beneficial ownership of securities held in the name of:

                           (a)      the individual; or

                           (b)      a husband, wife or a minor child; or

                           (c)      a relative sharing the same house; or

                           (d)      other person if the Employee:

                                    (i)     obtains benefits substantially
                                            equivalent to ownership of the
                                            securities;


----------------------
3 In connection with the sale of MWD stock, periodic purchases through employer sponsored equity purchase plans shall not be looked to in calculating the 30-day holding period restriction or the 60-day short swing profit restriction, provided that stock in an amount greater than or equal to the amount being sold was held prior to the beginning of the applicable 30-day/60-day period.

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


(ii) can obtain ownership of the securities immediately or at some future time; or

(iii)    can have investment discretion or otherwise can exercise control.

                           The final determination of beneficial ownership is a question to be determined in light of the facts of each particular case and the above is not an exclusive list of examples. If there are any questions as to beneficial ownership, please contact your Local Compliance Group.

                  5.       Exemption from Pre-clearance Requirement

                           Pre-clearance is not required for any account where the Employee does not have direct or indirect beneficial ownership. In case of doubt as to whether an account is covered by this Code, Employees must consult with their Local Compliance Group.
         D.       Report of Transactions

                  1.       Transactions and Accounts Covered

                           (a) All Personal Securities Transactions in Covered Securities must be reported in the next quarterly transaction report after the transaction is effected. The quarterly report shall contain the following information:

                                    (i)     The date of the  transaction,
                                            the title,  interest  rate and
                                            maturity  date (if applicable),
                                            number of shares and principal
                                            amount of each security involved;

                                    (ii)    The  nature of the  transaction
                                            (i.e.,  purchase,  sale,  or any
                                            other  type of acquisition or
                                            disposition);

                                    (iii)   The price at which the purchase or
                                            sale was effected;

                                    (iv)    The name of the broker, dealer, or
                                            bank with, or through which, the
                                            purchase or sale was effected; and

                                    (v)     The date the report was submitted to
                                            the Local Compliance Group by such
                                            person.

                                    In addition, any new brokerage account(s) opened during the quarter without approval from the Local Compliance Group as well as the date(s) the account(s) was (were) opened must be reported. The report must contain the following information:

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


(i) The name of the broker, dealer, or bank with whom the account was established;

(ii)     The date the account was established; and

(iii)   The date the report was submitted to the Local Compliance Group.

                           (b) An Employee need not make a quarterly transaction report if he/she: (i) maintains only an MSDW brokerage account or an MSDW Online Account and the report would duplicate information contained in the broker trade confirms, system generated reports or account statements received by the Local Compliance Group; and (ii) has not opened any new brokerage accounts or mutual fund accounts with brokerage facilities without obtaining approval from their Local Compliance Group during the quarter.

                  2.       Time of Reporting

                               (a) Initial Listing of Securities Holdings and Brokerage Accounts Report

                                    Each Access Person must provide an Initial
                                    Listing of Securities Holdings and Brokerage
                                    Accounts Report to their Local Compliance
                                    Group disclosing: (i) all Covered
                                    Securities, including private placement
                                    securities, beneficially owned by the Access
                                    Person listing the title of the security, number of shares held, and principal amount of the security; (ii) the name of the broker dealer or financial institution where the Access Person maintains a personal account; and (iii) the date the report is submitted by the Access Person. New Access Persons will be required to provide a listing as of the date such person becomes an Access Person of all holdings in Covered Securities and all outside brokerage accounts and mutual fund accounts with brokerage facilities. This report must be provided no later than 10 calendar days after a person becomes an Access Person.

                              (b) Quarterly Securities Transactions and New Brokerage Account(s) Reports

                                    Quarterly Securities Transactions and New
                                    Brokerage Account(s) Reports must be
                                    submitted by Employees within 10 calendar days after the end of each calendar quarter. Any new brokerage account(s) opened during the quarter without their Local Compliance Group's prior approval, as well as the date(s) the account(s) was (were) opened, must be reported within 10 calendar days after the end of each calendar quarter.

                             (c) Annual Listing of Securities Holdings Reports and Certification of Compliance
                                     ------------------------------------------

                                    The Annual Listing of Securities Holdings
                                    Report and Certification of Compliance
                                    requires all Employees to provide an annual listing of holdings of: (i) all Covered Securities beneficially owned, listing the title of the security, number of shares held, and principal amount of the security as of December 31 of the preceding year,
                                    (ii) the name of any broker dealer or
                                    financial institution where the account(s) in which Covered Securities were maintained, as of December 31 of the preceding year ; and (iii) the date the report is submitted. This report must be provided no later than 30 calendar days after December 31 each year . In the case of Employees maintaining

                                    MSDW brokerage accounts or MSDW Online
                                    Accounts for which broker trade confirms, system generated reports or account statements arealready received on a quarterly basis by theLocal Compliance Group an annual certification ( Certification of Compliance) that the holdings information already provided to the Local Compliance Group accurately reflects all such holdings will satisfy the aforementioned requirement.

                  3.       Form of Reporting

                           The Initial Listing of Securities Holdings and Brokerage Accounts Report, Quarterly Securities Transactions and New Brokerage Account(s) Reports, and the Annual Listing of Securities Holdings Report and Certification of Compliance must be completed on the appropriate forms provided by each Local Compliance Group. By not submitting a quarterly transaction report form, an Employee will be deemed to have represented, that such person has: (i) only executed reportable transactions in an account as defined in Section VI., sub-section D.1. (b) above; or (ii) only traded securities exempt from the reporting requirements defined in Section VI., sub-section C.3.(a) above. Copies of the Initial Holdings Report and Brokerage Accounts Report, Quarterly Securities Transactions and New Brokerage Account(s) Reports, and the Annual Listing of Securities Holdings Report and Certification of Compliance, which may be revised from time to time, are attached as EXHIBITS D, E, AND F, respectively.

                  4.       Responsibility to Report

                           The responsibility for reporting is imposed on each individual required to make a report. Any effort by an MSDW Affiliated Adviser, Services and/or the Distributors to facilitate the reporting process does not change or alter that individual's responsibility.

                  5.       Leave of Absence

                           Employees of each MSDW Affiliated Adviser, Services or the Distributors on leave of absence may not be subject to the pre-clearance and reporting provisions of the Code, provided they meet the requirements for such exception specified in Section IV. above.

                  6.       Where to File Report

                           All reports must be filed by Employees with their Local Compliance Group.

                  7.       Responsibility to Review

                           Each Local Compliance Group will review all Initial Listing of Securities Holdings and Brokerage Accounts Reports, Quarterly Securities Transactions and New Brokerage Account(s) Reports, and Annual Listing of Securities Holdings Reports and Certification of Compliance, filed by Employees, as well as broker confirmations, system generated reports, and account statements.

VII.     Review Committee

         A Code of Ethics Review Committee, consisting of the President/ Chief Operating Officer, Chief Investment Officer, Chief Legal Officer, Chief Operations Officer, Chief Strategic Officer, Chief Sales and Marketing Officer, and the Chief Administrative Officer - Investments of MSDW Asset Management will review and consider any proper request of an Employee for relief or exemption from any restriction, limitation or procedure contained herein consistent with the principles and objectives outlined in Sections II. and III. of this Code. The Committee shall meet on an ad hoc basis, as it deems necessary upon written request by an Employee stating the basis for the requested relief. The Committee's decision is within its sole discretion.

VIII.    Service as a Director

         No Employee may serve on the board of any company without prior approval of the Code of Ethics Review Committee. If such approval is granted, it will be subject to the implementation of information barrier procedures to isolate any such person from making investment decisions for Funds or Managed Accounts concerning the company in question.

IX.      Gifts

         No Employee shall accept directly or indirectly anything of value, including gifts and gratuities, in excess of $100 per year from any person or entity that does business with any Fund or Managed Account, not including occasional meals or tickets to theater or sporting events or other similar entertainment.4

X.       Sanctions

         Upon discovering a violation of this Code, any of MSDW Affiliated Advisers, Services or the Distributors may impose such sanctions as they deem appropriate, including a reprimand (orally or in writing), demotion, suspension or termination of employment and/or other possible sanctions. The President/Chief Operating Officer of MSDW



------------------
4 For MSAITM-Tokyo, the receipt of gifts shall not be in excess of(Yen)20,000 per year.

          Asset Management, in his sole discretion, is authorized to determine the choice of sanctions to be imposed in specific cases, including termination of employment.

XI.      Addendum for Van Kampen Investments (Effective October 15, 2001)
         ----------------------------------------------------------------

         Except as provided below, all directors, officers, and employees of Van Kampen Investments Inc. and its subsidiaries (collectively, the Van Kampen Entities) shall be deemed to be "Access Persons" subject to all the provisions set forth in the Morgan Stanley Asset Management Code of Ethics (the "Code"). Each Van Kampen Entity shall be deemed to be a "Morgan Stanley Affiliated Adviser" and subject to all the provisions set forth in the Code for Morgan Stanley Affiliated Advisors. All such persons are also referred to the Code of Conduct; the requirements of which they are hereby subject to.

         Any employee of a Van Kampen Entity who is an investor services representative or employee of Van Kampen Investor Services Inc. (the "Transfer Agent") provided such representative or employee does not, in connection with his or her regular functions or duties, make; participate in, or obtain information regarding the purchase or sale of a Covered Security by a Fund, or whose functions do not relate to the making of any recommendations with respect to the purchases or sales; and (ii) are not "natural persons" in a control relationship to the Fund or the Fund's adviser who obtains information concerning recommendations to the Fund with regard to the purchase or sale of Covered Securities by the Fund (collectively "Excluded Van Kampen Employees") ARE NOT REQUIRED TO:

          (i) File the Initial Listing of Securities Holdings and Brokerage Accounts Report, the Annual Listing of Securities Holdings Report and Certification of Compliance, or Quarterly Securities Transactions and New Brokerage Account(s) Report as set forth in of Section VI. sub-section D; or

          (ii) Adhere to the restriction to hold Covered Securities beyond 30 calendar days from purchase date as set forth in Section VI. sub-section B. 1.

         No Van Kampen Entity Access Person shall purchase or sell any Covered Security which, to their knowledge, at the time of such purchase or sale: (i) is being considered for purchase or sale by a Fund or a Managed Account; (ii) is being purchased or sold by a Fund or a Managed Account; or (iii) with respect to a UIT client, the UIT client has a pending order in that same Covered Security on the initial date of deposit.

         The definition of portfolio managers shall also extend to any person who exercises investment discretion on behalf of an adviser for a Client, including those persons who are involved in determining, or have knowledge concerning, the composition of the portfolios of UITs prior to deposit.







XII.     Employee Certification

         All Employees of each MSDW Affiliated Adviser, Services and the Distributors are required to sign a copy of this Code indicating their understanding of, and their agreement to abide by the terms of this Code.

         In addition, all Employees of each MSDW Affiliated Adviser, Services and the Distributors will be required to certify annually that: (i) they have read and understand the terms of this Code and recognize the responsibilities and obligations incurred by their being subject to this Code; and (ii) they are in compliance with the requirements of this Code, including but not limited to the reporting of all brokerage accounts, and the pre-clearance of all non-exempt Personal Securities Transactions in accordance with this Code.

                             EMPLOYEE CERTIFICATION


I have read and understand the terms of the above Code. I recognize the responsibilities and obligations, including but not limited to my quarterly transaction, annual listing of holdings, and initial holdings reporting obligations (as applicable), incurred by me as a result of my being subject to this Code. I hereby agree to abide by the Code.



-------------------------------------                ---------------------------
(Signature)                                          (Date)


-------------------------------------
(Print name)















MORGAN STANLEY ASSET MANAGEMENT CODE OF ETHICS

Dated: January 29, 2001

ADDENDUM FOR VAN KAMPEN INVESTMENTS

Dated:  October 15, 2001






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